KIRKPATRICK & LOCKHART LLP
                         1800 Massachusetts Avenue, N.W.
                                    2nd Floor
                          Washington, D. C. 20036-1800


                               October 23, 1998

INVESCO Tax-Free Income Funds, Inc.
7800 E. Union Avenue
Denver, Colorado  80237

Dear Sir or Madam:

      INVESCO Tax-Free Income Funds, Inc. (the "Company") is a corporation organized under the laws of the State of Maryland on April 2, 1993. You have requested our opinion regarding certain matters in connection with the Company's issuance of shares of its common stock (the "Shares").

      We have, as counsel, participated in various corporate and other matters relating to the Company. We have examined copies, either certified or otherwise proved to be genuine, of its Articles of Incorporation and By-Laws, the minutes of meetings of its board of directors and other documents relating to the organization and operation of the Company, and we are generally familiar with its business affairs. Based upon the foregoing, it is our opinion that the Shares of the Company may be legally and validly issued in accordance with the Company's Articles of Incorporation and By-Laws and subject to compliance with the Securities Act of 1933, the Investment Company Act of 1940 and applicable state laws regulating the offer and sale of securities; and when so issued, the Shares will be legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion in connection with Post-Effective Amendment No. 26 to the Company's Registration Statement on Form N-1A (File No. 2-72165) to be filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Legal Counsel" in the Statement of Additional Information filed as part of the Registra-tion Statement.

                                    Very truly yours,


                                    /s/ Kirkpatrick & Lockhart LLP
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                                     KIRKPATRICK & LOCKHART LLP







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